UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 31, 2022

RUNWAY GROWTH FINANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	000-55544	47-5049745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

205 N. Michigan Ave., Suite 4200

Chicago, Illinois 60601

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (312) 281-6270

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RWAY	Nasdaq Global Select Market
7.50% Notes due 2027	RWAYL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 31, 2022, Runway Growth Finance Corp. (the “Company”) entered into a Master Note Purchase Agreement (the “August 2022 NPA”) governing the issuance of a Series 2022A Senior Note due August 31, 2027 (the “Series 2022A Note”), in aggregate principal amount of $20.0 million, to a institutional investor in a private placement. The Series 2022A Note was delivered and paid for on August 31, 2022.

The Series 2022A Note has a fixed interest rate of 7.00% per year. The Company intends to use the net proceeds from the offering of the Series 2022A Note to repay outstanding indebtedness, make investments in accordance with the Company’s investment objective and investment strategy and for other general corporate purposes of the Company.

The Series 2022A Note will mature on August 31, 2027 unless redeemed, purchased or prepaid prior to such date by the Company in accordance with the terms of the August 2022 NPA. Interest on the Series 2022A Note will be due semiannually in February and August of each year, beginning in February 2023. In addition, the Company is obligated to offer to repay the Series 2022A Note at par (plus accrued and unpaid interest to, but not including, the date of prepayment) if certain change in control events occur. Subject to the terms of the August 2022 NPA, the Company may redeem the Series 2022A Note in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to, but not including, the prepayment date.

The August 2022 NPA contains certain representations and warranties, and various covenants and reporting requirements customary for agreements of this type, including, without limitation, information reporting, maintenance of the Company’s status as a BDC within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), and certain restrictions with respect to transactions with affiliates, fundamental changes, changes of line of business, permitted liens, and restricted payments. In addition, the August 2022 NPA contains a financial covenant that does not permit the Company’s asset coverage ratio, as of the last business day of any fiscal quarter, to be less than the statutory minimum then applicable to the Company under the 1940 Act.

The August 2022 NPA also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, cross-default under other indebtedness or that of the Company’s subsidiary guarantors, if any, certain judgements and orders, and certain events of bankruptcy. Upon the occurrence of certain events of default, the holders of more than 50% in principal amount of the Series 2022A Note, together with any Series of Additional Notes (as defined in the August 2022 NPA) then outstanding (together with the Series 2022A Note, the “Notes”), may declare all Notes then outstanding to be immediately due and payable.

The Company’s obligations under the August 2022 NPA are general unsecured obligations that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.

The Series 2022A Note was offered in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Series 2022A Note has not and will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, as applicable.

The description above is only a summary of the material provisions of the August 2022 NPA and is qualified in its entirety by reference to the copy of the August 2022 NPA which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in this Current Report on Form 8-K set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

10.1*	Master Note Purchase Agreement by and between the Company and the purchaser party thereto, dated August 31, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2022	RUNWAY GROWTH FINANCE CORP.

	By:	/s/ Thomas B. Raterman
Thomas B. Raterman
Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary